Exhibit 99.1

Analyst Contact:	Vernon L. Patterson 216.689.0520	Media Contact:	Gary Cavano 216.689.0517

Investor Relations Information:	www.Key.com/ir	Key Media Newsroom:	www.Key.com/newsroom

FOR IMMEDIATE RELEASE

KEYCORP REPORTS SECOND QUARTER 2005 EARNINGS

•	Second quarter EPS of $0.70, up 21% from the year-ago quarter

•	Return on average equity of 16.15%, compared with 13.97% one year ago

•	Strength in net interest margin; solid commercial loan growth

•	Continued improvement in asset quality

•	Average core deposits up 8% from the second quarter of 2004

CLEVELAND, July 19, 2005 – KeyCorp (NYSE: KEY) today announced second quarter net income of $291 million, or $0.70 per diluted common share, compared with $239 million, or $0.58 per share, for the second quarter of 2004. For the first quarter of 2005, net income was $264 million, or $0.64 per diluted common share. For the first six months of 2005, net income was $555 million, or $1.34 per diluted common share, compared with $489 million, or $1.17 per share, for the first half of 2004.

     Return on average equity reached 16.15% for the second quarter of 2005, compared with 13.97% for the same period last year and 15.09% for the first quarter of 2005.

     “Key’s solid second quarter results reflect continued improvement in the company’s operating fundamentals and the positive effects of our longer-term strategic activities,” said Chairman and Chief Executive Officer Henry L. Meyer III. “Taxable-equivalent net interest income increased $72 million from the second quarter of last year, benefiting from a better net interest margin, substantial commercial loan growth and an increase in core deposits. Once again, we saw improvements in asset quality; nonperforming loans decreased for the 11th consecutive quarter and net loan charge-offs, as a percentage of average loans, remained at their lowest level since the fourth quarter of 1995.

     “During the second quarter, we completed the sale of the nonprime segment of our indirect automobile loan portfolio and the integration of American Express Business Finance Corporation into Key Equipment Finance, our leasing line of business. These and other strategic actions we have taken to improve our business mix and credit risk profile clearly are contributing to our improving performance.”

     The company expects earnings to be in the range of $0.64 to $0.68 per share for the third quarter of 2005 and $2.60 to $2.70 per share for the full year.

KeyCorp Reports Second Quarter 2005 Earnings
July 19, 2005

SUMMARY OF CONSOLIDATED RESULTS

     Taxable-equivalent net interest income was $723 million for the second quarter of 2005, compared with $714 million for the previous quarter and $651 million for the same period one year ago. This growth was attributable to a higher net interest margin, which improved to 3.71% from 3.66% for the previous quarter and 3.56% for the second quarter of 2004. During the second quarter of 2005, the net interest margin benefited from a principal investing distribution of $15 million received in the form of dividends and interest. This distribution added approximately 8 basis points to the net interest margin for the current quarter. Key’s average earning assets for the second quarter of 2005 declined slightly from the prior quarter, due largely to the sale of the nonprime segment of the indirect automobile loan portfolio completed in April and the sale of the prime segment in March. Compared with the same period last year, average earning assets increased by 7%, due primarily to strong commercial loan growth.

     In light of recent changes in industry reporting practice, during the second quarter of 2005, Key reclassified its operating leases from “Loans” to “Accrued income and other assets” for all periods presented. The rental income and depreciation expense associated with these leases were similarly reclassified from “Net interest income” to “Other income” and to “Other expense,” respectively. The reclassification of these leases, which have historically represented less than 1 percent of Key’s total earning assets, had no effect on net income in any of the periods for which the reclassification was made.

     Key’s noninterest income was $486 million for the second quarter of 2005, compared with $500 million for the first quarter. The decrease reflected a $15 million decline in income from investment banking and capital markets activities, due to a reduction in net gains from principal investing activities, and lower revenue from dealer trading and derivatives. During the first quarter, Key recorded $11 million of derivative income in connection with the anticipated sale of the indirect automobile loan portfolio. In addition, net gains from loan securitizations and sales declined by $9 million from the prior quarter. Included in Key’s results for the first quarter of 2005 was a $19 million gain that resulted from the sale of the prime segment of the indirect automobile loan portfolio. These decreases were offset, in part, by growth in service charges on deposit accounts, higher letter of credit and loan fees, and net gains from the sales of securities, compared with net losses incurred for the prior quarter.

     Compared with the year-ago quarter, noninterest income decreased by $5 million, due largely to declines of $21 million in income from investment banking and capital markets activities, and $10 million in service charges on deposit accounts. These reductions were partially offset by increases in letter of credit and loan fees, and net gains from loan securitizations and sales.

     Key’s noninterest expense was $753 million for the second quarter of 2005, compared with $769 million for the previous quarter. The reduction was due to a $30 million net occupancy charge recorded during the first quarter of 2005 to adjust the accounting for rental expense associated with operating leases from an escalating to a straight-line basis, and a $20 million contribution (included in miscellaneous expense) to the Key Foundation, also recorded during the first quarter, to fund future contributions. The overall reduction in noninterest expense was moderated by increases in marketing and a variety of other expense components.

KeyCorp Reports Second Quarter 2005 Earnings
July 19, 2005

     Compared with the second quarter of 2004, noninterest expense rose by $36 million, with the single largest factor being a $15 million increase in personnel expense.

ASSET QUALITY

     Key’s provision for loan losses was $20 million for the second quarter of 2005, down from $44 million for the first quarter of 2005 and $74 million for the year-ago quarter.

     Net loan charge-offs for the quarter totaled $48 million, or 0.29% of average loans, compared with $54 million, or 0.32%, for the previous quarter and $104 million, or 0.67%, for the same period last year.

     During the second quarter of 2005, Key’s nonperforming loans decreased by $12 million to $293 million and represented 0.43% of period-end loans at June 30, 2005, compared with 0.45% at March 31, 2005, and 0.72% at June 30, 2004.

     Key’s allowance for loan losses stood at $1.100 billion, or 1.62% of loans outstanding at June 30, 2005, compared with $1.128 billion, or 1.67% at March 31, 2005, and $1.276 billion, or 2.01% at June 30, 2004. At June 30, 2005, the allowance for loan losses represented 375% of nonperforming loans, compared with 370% at March 31, 2005, and 281% a year ago.

CAPITAL

     Key’s capital ratios continued to exceed all “well-capitalized” regulatory benchmarks at June 30, 2005. Key’s tangible equity to tangible assets ratio was 6.60% at quarter end, compared with 6.43% at March 31, 2005, and 6.64% at June 30, 2004. The ratio is currently within management’s targeted range of 6.25% to 6.75%.

     Key’s capital position provides it with the flexibility to take advantage of future investment opportunities, to repurchase shares when appropriate and to pay dividends. During the second quarter of 2005, Key did not repurchase any of its common shares. At June 30, 2005, there were 26,961,248 shares remaining for repurchase under the current authorization. Share repurchases and other activities that caused the change in Key’s outstanding common shares over the past five quarters are summarized in the table below.

Summary of Changes in Common Shares Outstanding

in thousands	2Q05	1Q05	4Q04	3Q04	2Q04

Shares outstanding at beginning of period	407,297	407,570	405,723	407,243	412,153
Issuance of shares under employee benefit and dividend reinvestment plans	934	2,227	1,847	980	1,128
Repurchase of common shares	—	(2,500)	—	(2,500)	(6,038)

Shares outstanding at end of period	408,231	407,297	407,570	405,723	407,243

KeyCorp Reports Second Quarter 2005 Earnings
July 19, 2005

LINE OF BUSINESS RESULTS

     The following table shows the contribution made by each major business group to Key’s taxable-equivalent revenue and net income for the periods presented. The specific lines of business that comprise each of the major business groups are described under the heading “Line of Business Descriptions.” For more detailed financial information pertaining to each business group and its respective lines of business, see the last two pages of this release.

Major Business Groups

					Percent change 2Q05 vs.
dollars in millions	2Q05	1Q05		2Q04	1Q05	2Q04

Revenue (taxable equivalent)
Consumer Banking	$706	$728		$690	(3.0)%	2.3%
Corporate and Investment Banking	523	489		453	7.0	15.5
Other Segments	8	12		15	(33.3)	(46.7)

Total segments	1,237	1,229		1,158	.7	6.8
Reconciling Items	(28)	(15)		(16)	(86.7)	(75.0)

Total	$1,209	$1,214		$1,142	(.4)%	5.9%

Net income (loss)
Consumer Banking	$125	$127		$104	(1.6)%	20.2%
Corporate and Investment Banking	157	150		118	4.7	33.1
Other Segments	10	13		15	(23.1)	(33.3)

Total segments	292	290		237	.7	23.2
Reconciling Items	(1)	(26	) [a]	2	96.2	N/M

Total	$291	$264		$239	10.2%	21.8%

(a)	Includes a $30 million ($19 million after tax) charge to adjust the accounting for rental expense associated with operating leases from an escalating to a straight-line basis.

N/M = Not Meaningful

Consumer Banking

				Percent change 2Q05 vs.
dollars in millions	2Q05	1Q05	2Q04	1Q05	2Q04

Summary of operations
Net interest income (TE)	$473	$498	$470	(5.0)%	.6%
Noninterest income	233	230	220	1.3	5.9

Total revenue (TE)	706	728	690	(3.0)	2.3
Provision for loan losses	22	48	49	(54.2)	(55.1)
Noninterest expense	484	477	475	1.5	1.9

Income before income taxes (TE)	200	203	166	(1.5)	20.5
Allocated income taxes and TE adjustments	75	76	62	(1.3)	21.0

Net income	$125	$127	$104	(1.6)%	20.2%

Percent of consolidated net income	43%	48%	44%	N/A	N/A

Average balances
Loans	$32,105	$33,354	$33,813	(3.7)%	(5.1)%
Total assets	35,369	36,928	37,420	(4.2)	(5.5)
Deposits	41,567	41,063	39,305	1.2	5.8

TE = Taxable Equivalent, N/A = Not Applicable

KeyCorp Reports Second Quarter 2005 Earnings
July 19, 2005

Additional Consumer Banking Data
				Percent change 2Q05 vs.
dollars in millions	2Q05	1Q05	2Q04	1Q05	2Q04

Average deposits outstanding
Noninterest-bearing	$6,816	$6,607	$6,394	3.2%	6.6%
Money market deposit accounts and other savings	20,323	20,290	18,923	.2	7.4
Time	14,428	14,166	13,988	1.8	3.1

Total deposits	$41,567	$41,063	$39,305	1.2%	5.8%

Home equity loans
Community Banking:
Average balance	$10,397	$10,475	$10,102
Average loan-to-value ratio	71%	72%	72%
Percent first lien positions	61	61	60
National Home Equity:
Average balance	$3,498	$3,504	$4,504
Average loan-to-value ratio	65%	66%	72%
Percent first lien positions	67	69	78

Other data
On-line households / household penetration	595,411/47%	581,737/47%	524,150/42%
KeyCenters	945	940	902
Automated teller machines	2,205	2,211	2,166

     Net income for Consumer Banking was $125 million for the second quarter of 2005, up from $104 million for the year-ago quarter. Increases in both net interest income and noninterest income, along with a significant reduction in the provision for loan losses drove the improvement and more than offset an increase in noninterest expense.

     Taxable-equivalent net interest income increased by $3 million, or 1%, from the second quarter of 2004, due to growth in, and a more favorable interest rate spread on, average deposits. The positive effects of these factors were moderated by a less favorable interest rate spread on earning assets and a decline in average loans, due largely to the sale of the higher-yielding broker-originated home equity and indirect automobile loan portfolios within the Consumer Finance line.

     Noninterest income increased by $13 million, or 6%, due primarily to net gains of $5 million from loan securitizations and sales in the current year, compared with net losses of $5 million in the year-ago quarter.

     The provision for loan losses decreased by $27 million, or 55%, as a result of improved asset quality.

     Noninterest expense increased by $9 million, or 2%, due primarily to higher costs associated with loan servicing, reserves established to absorb potential noncredit-related losses from our education lending business, and various indirect charges. These adverse changes were partially offset by decreases in both personnel and net occupancy expenses.

KeyCorp Reports Second Quarter 2005 Earnings
July 19, 2005

Corporate and Investment Banking

				Percent change 2Q05 vs.
dollars in millions	2Q05	1Q05	2Q04	1Q05	2Q04

Summary of operations
Net interest income (TE)	$292	$273	$231	7.0%	26.4%
Noninterest income	231	216	222	6.9	4.1

Total revenue (TE)	523	489	453	7.0	15.5
Provision for loan losses	(2)	(4)	25	50.0	N/M
Noninterest expense	274	252	240	8.7	14.2

Income before income taxes (TE)	251	241	188	4.1	33.5
Allocated income taxes and TE adjustments	94	91	70	3.3	34.3

Net income	$157	$150	$118	4.7%	33.1%

Percent of consolidated net income	54%	57%	49%	N/A	N/A

Average balances
Loans	$34,943	$34,170	$28,012	2.3%	24.7%
Total assets	40,684	39,889	33,917	2.0	20.0
Deposits	9,691	8,781	7,867	10.4	23.2

TE = Taxable Equivalent, N/M = Not Meaningful, N/A = Not Applicable

Additional Corporate and Investment Banking Data
				Percent change 2Q05 vs.
dollars in millions	2Q05	1Q05	2Q04	1Q05	2Q04

Average lease financing receivables managed by Key Equipment Finance[a]
Receivables held in Key Equipment Finance portfolio	$7,950	$8,026	$6,209	(.9)%	28.0%
Receivables assigned to other lines of business	2,034	2,029	1,901	.2	7.0

Total lease financing receivables managed	$9,984	$10,055	$8,110	(.7)%	23.1%

(a)	Includes lease financing receivables held in portfolio and those assigned to other lines of business (primarily Corporate Banking) if those businesses are principally responsible for maintaining the relationship with the client.

     Net income for Corporate and Investment Banking was $157 million for the second quarter of 2005, up from $118 million for the same period last year. Increases in both net interest income and noninterest income, along with a significant reduction in the provision for loan losses drove the improvement. These positive changes were offset, in part, by an increase in noninterest expense.

     Taxable-equivalent net interest income increased by $61 million, or 26%, from the second quarter of 2004, due primarily to strong growth in average loans and leases, as well as deposits. Average loans and leases rose by $6.9 billion, or 25%, reflecting improvements in each of the primary lines of business. The increase in lease financing receivables in the Key Equipment Finance line was bolstered by the acquisition of American Express Business Finance Corporation during the fourth quarter of 2004.

KeyCorp Reports Second Quarter 2005 Earnings
July 19, 2005

     Noninterest income rose by $9 million, or 4%, due largely to an increase in non-yield-related loan fees. This growth was moderated by a decrease in income from investment banking and capital markets activities.

     The provision for loan losses was a credit of $2 million for the second quarter of 2005, compared with expense of $25 million for the year-ago quarter. The reduction from the second quarter of 2004 reflected improved asset quality in the Corporate Banking and KeyBank Real Estate Capital lines of business.

     Noninterest expense rose by $34 million, or 14%, as expansion of the business and improved profitability led to increases in personnel and various other expense categories. During the second quarter of 2005, we completed the integration of American Express Business Finance Corporation into Key Equipment Finance, our leasing line of business.

     In June 2005, we announced plans to further expand our FHA financing and servicing capabilities by acquiring Malone Mortgage Company, based in Dallas, Texas. This is one in a series of acquisitions that we have initiated over the past several years to build upon the success we have experienced in our commercial mortgage origination and servicing area.

Other Segments

     Other segments consist primarily of Corporate Treasury and Key’s Principal Investing unit. These segments generated net income of $10 million for the second quarter of 2005, compared with net income of $15 million for the same period last year. Declines in net gains from principal investing and the sales of securities drove the decrease.

KeyCorp Reports Second Quarter 2005 Earnings
July 19, 2005

Line of Business Descriptions

Consumer Banking

Community Banking includes Retail Banking, Small Business and McDonald Financial Group.

Retail Banking provides individuals with branch-based deposit and investment products, personal finance services and loans, including residential mortgages, home equity and various types of installment loans.

Small Business provides businesses that typically have annual sales revenues of $10 million or less with deposit, investment and credit products, and business advisory services.

McDonald Financial Group offers financial, estate and retirement planning, and asset management services to assist high-net-worth clients with their banking, brokerage, trust, portfolio management, insurance, charitable giving and related needs.

Consumer Finance includes Indirect Lending and National Home Equity.

Indirect Lending offers loans to consumers through dealers and finances inventory for automobile and marine dealers. This business unit also provides federal and private education loans to students and their parents and processes payments on loans that private schools make to parents.

National Home Equity provides both prime and nonprime mortgage and home equity loan products to individuals. These products originate outside of Key’s retail branch system. This business unit also works with home improvement contractors to provide home equity and home improvement solutions.

Corporate and Investment Banking

Corporate Banking provides products and services to large corporations, middle-market companies, financial institutions and government organizations. These products and services include commercial lending, treasury management, investment banking, derivatives and foreign exchange, equity and debt underwriting and trading, and syndicated finance.

Through its Victory Capital Management unit, Corporate Banking also manages or gives advice regarding investment portfolios for a national client base, including corporations, labor unions, not-for-profit organizations, governments and individuals. These portfolios may be managed in separate accounts, common funds or the Victory family of mutual funds.

KeyBank Real Estate Capital provides construction and interim lending, permanent debt placements and servicing, and equity and investment banking services to developers, brokers and owner-investors. This line of business deals exclusively with nonowner-occupied properties (i.e., generally properties for which the owner occupies less than 60% of the premises).

Key Equipment Finance meets the equipment leasing needs of companies worldwide and provides equipment manufacturers, distributors and resellers with financing options for their clients. Lease financing receivables and related revenues are assigned to other lines of business (primarily Corporate Banking) if those businesses are principally responsible for maintaining the relationship with the client.

KeyCorp Reports Second Quarter 2005 Earnings
July 19, 2005

     Cleveland-based KeyCorp is one of the nation’s largest bank-based financial services companies, with assets of approximately $91 billion. Key companies provide investment management, retail and commercial banking, consumer finance, and investment banking products and services to individuals and companies throughout the United States and, for certain businesses, internationally. The company’s businesses deliver their products and services through 945 KeyCenters and offices; a network of 2,205 ATMs; telephone banking centers (1.800.KEY2YOU); and a Web site, Key.com,® that provides account access and financial products 24 hours a day.

Notes to Editors:

A live Internet broadcast of KeyCorp’s conference call to discuss quarterly earnings and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at www.Key.com/ir at 9:00 a.m. ET, on Tuesday July 19, 2005. A tape of the call will be available through July 26.

For up-to-date company information, media contacts and facts and figures about Key’s lines of business visit our Media Newsroom at www.Key.com/newsroom.

This news release contains forward-looking statements about issues such as anticipated earnings outlook, asset quality trends and anticipated improvement in the profitability of KeyCorp. Forward-looking statements by their nature are subject to assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including: (1) changes in interest rates; (2) failure of the economy to continue to improve, which could materially impact credit quality trends and our ability to generate loans; (3) increased competitive pressure among financial services companies; (4) inability to successfully execute strategic initiatives designed to grow revenues and/or manage expenses; (5) consummation of significant business combinations or divestitures; (6) operational or risk management failures due to technological or other factors; (7) new legal obligations or restrictions or unfavorable resolution of litigation; (8) disruption in the economy and general business climate as a result of terrorist activities or military actions; and (9) changes in accounting, tax or regulatory practices or requirements. For further information regarding KeyCorp, please read the KeyCorp reports filed with the SEC that are available at www.sec.gov.

###

KeyCorp Reports Second Quarter 2005 Earnings
July 19, 2005

Financial Highlights
(dollars in millions, except per share amounts)

	Three months ended
	6-30-05	3-31-05	6-30-04
Summary of operations
Net interest income (TE)	$723	$714	$651
Noninterest income	486	500	491

Total revenue (TE)	1,209	1,214	1,142
Provision for loan losses	20	44	74
Noninterest expense	753	769	717
Net income	291	264	239

Per common share
Net income	$.71	$.65	$.58
Net income — assuming dilution	.70	.64	.58
Cash dividends paid	.325	.325	.31
Book value at period end	18.01	17.58	16.77
Market price at period end	33.15	32.45	29.89

Performance ratios
Return on average total assets	1.30%	1.18%	1.13%
Return on average equity	16.15	15.09	13.97
Net interest margin (TE)	3.71	3.66	3.56

Capital ratios at period end
Equity to assets	8.08%	7.93%	7.92%
Tangible equity to tangible assets	6.60	6.43	6.64
Tier 1 risk-based capital [a]	7.71	7.34	7.93
Total risk-based capital [a]	11.84	11.58	12.07
Leverage [a]	8.49	7.91	8.34

Asset quality
Net loan charge-offs	$48	$54	$104
Net loan charge-offs to average loans	.29%	.32%	.67%
Allowance for loan losses	$1,100	$1,128	$1,276
Allowance for loan losses to period-end loans	1.62%	1.67%	2.01%
Allowance for loan losses to nonperforming loans	375.43	369.84	281.06
Nonperforming loans at period end	$293	$305	$454
Nonperforming assets at period end	338	371	540
Nonperforming loans to period-end loans	.43%	.45%	.72%
Nonperforming assets to period-end loans plus OREO and other nonperforming assets	.50	.55	.85

Trust and brokerage assets
Assets under management	$76,807	$76,334	$70,000
Nonmanaged and brokerage assets	57,006	61,375	68,127

Other data
Average full-time equivalent employees	19,429	19,571	19,514
KeyCenters	945	940	902

Taxable-equivalent adjustment	$30	$28	$22

KeyCorp Reports Second Quarter 2005 Earnings
July 19, 2005

Financial Highlights (continued)
(dollars in millions, except per share amounts)

	Six months ended
	6-30-05	6-30-04
Summary of operations
Net interest income (TE)	$1,437	$1,328
Noninterest income	986	968

Total revenue (TE)	2,423	2,296
Provision for loan losses	64	155
Noninterest expense	1,522	1,414
Net income	555	489

Per common share
Net income	$1.36	$1.18
Net income — assuming dilution	1.34	1.17
Cash dividends paid	.65	.62

Performance ratios
Return on average total assets	1.24%	1.16%
Return on average equity	15.63	14.22
Net interest margin (TE)	3.69	3.64

Asset quality
Net loan charge-offs	$102	$215
Net loan charge-offs to average loans	.31%	.69%

Other data
Average full-time equivalent employees	19,534	19,548

Taxable-equivalent adjustment	$58	$46

(a) 6-30-05 ratio is estimated.
TE = Taxable Equivalent

KeyCorp Reports Second Quarter 2005 Earnings
July 19, 2005

Consolidated Balance Sheets
(dollars in millions)

	6-30-05	3-31-05	6-30-04
Assets
Loans	$67,964	$67,549	$63,390
Investment securities	59	68	81
Securities available for sale	7,271	7,123	7,023
Short-term investments	1,845	1,763	2,639
Other investments	1,409	1,434	1,231

Total earning assets	78,548	77,937	74,364
Allowance for loan losses	(1,100)	(1,128)	(1,276)
Cash and due from banks	2,968	2,991	2,313
Premises and equipment	576	587	600
Goodwill	1,342	1,341	1,150
Other intangible assets	101	105	31
Corporate-owned life insurance	2,639	2,623	2,550
Accrued income and other assets	5,941	5,820	6,499

Total assets	$91,015	$90,276	$86,231

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$22,071	$22,692	$19,956
Savings deposits	2,022	2,011	2,014
Certificates of deposit ($100,000 or more)	5,094	4,809	4,630
Other time deposits	10,794	10,750	10,342

Total interest-bearing	39,981	40,262	36,942
Noninterest-bearing	12,158	11,891	10,940
Deposits in foreign office — interest-bearing	5,924	4,974	4,541

Total deposits	58,063	57,127	52,423
Federal funds purchased and securities sold under repurchase agreements	2,824	3,220	3,794
Bank notes and other short-term borrowings	3,315	2,820	2,598
Accrued expense and other liabilities	5,873	5,847	5,979
Long-term debt	13,588	14,100	14,608

Total liabilities	83,663	83,114	79,402

Shareholders’ equity
Preferred stock	—	—	—
Common shares	492	492	492
Capital surplus	1,504	1,481	1,469
Retained earnings	7,574	7,416	7,072
Treasury stock	(2,132)	(2,156)	(2,121)
Accumulated other comprehensive loss	(86)	(71)	(83)

Total shareholders’ equity	7,352	7,162	6,829

Total liabilities and shareholders’ equity	$91,015	$90,276	$86,231

Common shares outstanding (000)	408,231	407,297	407,243

KeyCorp Reports Second Quarter 2005 Earnings
July 19, 2005

Consolidated Statements of Income
(dollars in millions, except per share amounts)

	Three months ended			Six months ended
	6-30-05	3-31-05	6-30-04	6-30-05	6-30-04
Interest income
Loans	$999	$966	$809	$1,965	$1,634
Investment securities	1	1	1	2	2
Securities available for sale	80	80	78	160	166
Short-term investments	12	10	9	22	18
Other investments	24	8	8	32	16

Total interest income	1,116	1,065	905	2,181	1,836

Interest expense
Deposits	238	206	161	444	322
Federal funds purchased and securities sold under repurchase agreements	25	25	10	50	20
Bank notes and other short-term borrowings	19	17	9	36	21
Long-term debt	141	131	96	272	191

Total interest expense	423	379	276	802	554

Net interest income	693	686	629	1,379	1,282
Provision for loan losses	20	44	74	64	155

	673	642	555	1,315	1,127

Noninterest income
Trust and investment services income	135	138	141	273	286
Service charges on deposit accounts	76	70	86	146	170
Investment banking and capital markets income	52	67	73	119	119
Letter of credit and loan fees	47	40	37	87	70
Corporate-owned life insurance income	24	28	25	52	52
Electronic banking fees	24	22	22	46	40
Net gains from loan securitizations and sales	10	19	1	29	26
Net securities gains (losses)	1	(6)	7	(5)	7
Other income	117	122	99	239	198

Total noninterest income	486	500	491	986	968

Noninterest expense
Personnel	386	390	371	776	744
Net occupancy	55	91	61	146	119
Computer processing	50	51	48	101	92
Equipment	28	28	30	56	61
Professional fees	30	28	29	58	54
Marketing	34	25	30	59	53
Other expense	170	156	148	326	291

Total noninterest expense	753	769	717	1,522	1,414

Income before income taxes	406	373	329	779	681
Income taxes	115	109	90	224	192

Net income	$291	$264	$239	$555	$489

Net income per common share	$.71	$.65	$.58	$1.36	$1.18
Net income per common share ___ assuming dilution	.70	.64	.58	1.34	1.17

Weighted-average common shares outstanding (000)	408,754	408,264	410,292	408,510	413,486
Weighted-average common shares and potential common shares outstanding (000)	414,309	413,762	414,908	414,037	418,240

KeyCorp Reports Second Quarter 2005 Earnings
July 19, 2005

Consolidated Average Balance Sheets, Net Interest Income and Yields/Rates
(dollars in millions)

	Second Quarter 2005			First Quarter 2005			Second Quarter 2004
	Average			Average			Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans: [a,b]
Commercial, financial and agricultural	$20,019	$266	5.32%	$19,796	$238	4.88%	$17,392	$189	4.36%
Real estate — commercial mortgage	7,845	120	6.15	7,602	108	5.74	6,071	74	4.94
Real estate — construction	6,116	98	6.45	5,633	81	5.81	4,716	56	4.79
Commercial lease financing	9,984	158	6.33	10,055	158	6.31	8,110	120	5.90

Total commercial loans	43,964	642	5.86	43,086	585	5.49	36,289	439	4.86
Real estate — residential	1,460	22	6.04	1,449	22	5.99	1,568	24	6.09
Home equity	13,904	225	6.49	13,986	213	6.19	14,631	201	5.53
Consumer — direct	1,835	36	7.93	1,932	38	7.88	2,058	38	7.41
Consumer — indirect lease financing	53	1	10.76	77	2	10.26	199	5	9.74
Consumer — indirect other	3,275	50	6.07	3,248	52	6.42	5,137	95	7.39

Total consumer loans	20,527	334	6.53	20,692	327	6.39	23,593	363	6.17
Loans held for sale	3,169	53	6.61	4,281	81	7.64	2,602	28	4.28

Total loans	67,660	1,029	6.09	68,059	993	5.90	62,484	830	5.33
Investment securities[a]	65	1	8.42	70	2	8.66	90	2	8.72
Securities available for sale[c]	7,081	80	4.54	7,226	80	4.43	7,130	78	4.37
Short-term investments	1,799	12	2.58	1,679	10	2.43	2,384	9	1.44
Other investments[c]	1,455	24	6.42	1,423	8	2.25	1,167	8	2.79

Total earning assets	78,060	1,146	5.88	78,457	1,093	5.62	73,255	927	5.07
Allowance for loan losses	(1,124)			(1,133)			(1,237)
Accrued income and other assets	12,979			13,634			13,305

Total assets	$89,915			$90,958			$85,323

Liabilities
NOW and money market deposit accounts	$22,301	77	1.39	$21,619	55	1.03	$19,753	33	.67
Savings deposits	1,999	1	.26	1,957	1	.24	2,040	1	.23
Certificates of deposit ($100,000 or more) [d]	4,999	46	3.70	4,895	44	3.65	4,727	44	3.77
Other time deposits	10,806	82	3.05	10,589	76	2.90	10,591	76	2.87
Deposits in foreign office	4,314	32	2.96	4,963	30	2.45	2,635	7	1.05

Total interest-bearing deposits	44,419	238	2.16	44,023	206	1.90	39,746	161	1.63
Federal funds purchased and securities sold under repurchase agreements	3,830	25	2.67	4,475	25	2.24	4,483	10	.93
Bank notes and other short-term borrowings	2,792	19	2.72	2,947	17	2.38	2,512	9	1.43
Long-term debt [d]	13,929	141	4.11	14,785	131	3.77	14,465	96	2.74

Total interest-bearing liabilities	64,970	423	2.62	66,230	379	2.34	61,206	276	1.82

Noninterest-bearing deposits	11,717			11,534			11,010
Accrued expense and other liabilities	6,000			6,100			6,228

Total liabilities	82,687			83,864			78,444

Shareholders’ equity	7,228			7,094			6,879

Total liabilities and shareholders’ equity	$89,915			$90,958			$85,323

Interest rate spread (TE)			3.26%			3.28%			3.25%

Net interest income (TE) and net interest margin (TE)		723	3.71%		714	3.66%		651	3.56%

TE adjustment[a]		30			28			22

Net interest income, GAAP basis		$693			$686			$629

(a)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(b)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(c)	Yield is calculated on the basis of amortized cost.

(d)	Rate calculation excludes basis adjustments related to fair value hedges.

TE = Taxable Equivalent

GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2005 Earnings
July 19, 2005

Consolidated Average Balance Sheets, Net Interest Income and Yields/Rates
(dollars in millions)

	Six months ended June 30, 2005			Six months ended June 30, 2004
	Average			Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans: [a,b]
Commercial, financial and agricultural	$19,908	$504	5.10%	$17,215	$379	4.43%
Real estate — commercial mortgage	7,724	228	5.95	5,911	146	4.97
Real estate — construction	5,876	179	6.15	4,785	114	4.79
Commercial lease financing	10,019	316	6.32	8,031	239	5.96

Total commercial loans	43,527	1,227	5.67	35,942	878	4.91
Real estate — residential	1,455	44	6.01	1,578	49	6.15
Home equity	13,945	438	6.34	14,797	411	5.59
Consumer — direct	1,883	74	7.91	2,071	78	7.55
Consumer — indirect lease financing	65	3	10.47	232	11	9.73
Consumer — indirect other	3,261	102	6.25	5,263	200	7.59

Total consumer loans	20,609	661	6.46	23,941	749	6.27
Loans held for sale	3,722	134	7.21	2,464	51	4.18

Total loans	67,858	2,022	6.00	62,347	1,678	5.40
Investment securities[a]	67	3	8.61	93	4	8.76
Securities available for sale [c]	7,153	160	4.49	7,323	166	4.53
Short-term investments	1,740	22	2.51	2,122	18	1.66
Other investments[c]	1,439	32	4.36	1,140	16	2.79

Total earning assets	78,257	2,239	5.75	73,025	1,882	5.17
Allowance for loan losses	(1,129)			(1,307)
Accrued income and other assets	13,306			13,211

Total assets	$90,434			$84,929

Liabilities
NOW and money market deposit accounts	$21,962	132	1.21	$19,318	62	.64
Savings deposits	1,978	2	.25	2,046	2	.23
Certificates of deposit ($100,000 or more) [d]	4,947	90	3.68	4,805	90	3.79
Other time deposits	10,698	158	2.98	10,774	156	2.91
Deposits in foreign office	4,636	62	2.69	2,401	12	1.01

Total interest-bearing deposits	44,221	444	2.03	39,344	322	1.65
Federal funds purchased and securities sold under repurchase agreements	4,151	50	2.44	4,275	20	.94
Bank notes and other short-term borrowings	2,869	36	2.55	2,558	21	1.62
Long-term debt [d]	14,355	272	3.94	14,847	191	2.69

Total interest-bearing liabilities	65,596	802	2.48	61,024	554	1.84

Noninterest-bearing deposits	11,626			10,835
Accrued expense and other liabilities	6,051			6,157

Total liabilities	83,273			78,016

Shareholders’ equity	7,161			6,913

Total liabilities and shareholders’ equity	$90,434			$84,929

Interest rate spread (TE)			3.27%			3.33%

Net interest income (TE) and net interest margin (TE)		1,437	3.69%		1,328	3.64%

TE adjustment[a]		58			46

Net interest income, GAAP basis		$1,379			$1,282

(a)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(b)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(c)	Yield is calculated on the basis of amortized cost.

(d)	Rate calculation excludes basis adjustments related to fair value hedges.

TE = Taxable Equivalent

GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2005 Earnings
July 19, 2005

Noninterest Income
(in millions)

	Three months ended			Six months ended
	6-30-05	3-31-05	6-30-04	6-30-05	6-30-04
Trust and investment services income [a]	$135	$138	$141	$273	$286
Service charges on deposit accounts	76	70	86	146	170
Investment banking and capital markets income [a]	52	67	73	119	119
Letter of credit and loan fees	47	40	37	87	70
Corporate-owned life insurance income	24	28	25	52	52
Electronic banking fees	24	22	22	46	40
Net gains from loan securitizations and sales	10	19	1	29	26
Net securities gains (losses)	1	(6)	7	(5)	7
Other income:
Operating lease income	48	46	45	94	91
Insurance income	10	11	14	21	25
Loan securitization servicing fees	5	5	1	10	2
Credit card fees	5	3	3	8	6
Miscellaneous income	49	57	36	106	74

Total other income	117	122	99	239	198

Total noninterest income	$486	$500	$491	$986	$968

(a)	Additional detail provided in tables below.

Trust and Investment Services Income

(in millions)

	Three months ended			Six months ended
	6-30-05	3-31-05	6-30-04	6-30-05	6-30-04
Brokerage commissions and fee income	$62	$63	$66	$125	$136
Personal asset management and custody fees	38	38	39	76	79
Institutional asset management and custody fees	35	37	36	72	71

Total trust and investment services income	$135	$138	$141	$273	$286

Investment Banking and Capital Markets Income

(in millions)

	Three months ended			Six months ended
	6-30-05	3-31-05	6-30-04	6-30-05	6-30-04
Investment banking income	$19	$17	$29	$36	$51
Net gains from principal investing	1	12	19	13	29
Foreign exchange income	9	9	11	18	24
Dealer trading and derivatives income	10	19	7	29	2
Income from other investments	13	10	7	23	13

Total investment banking and capital markets income	$52	$67	$73	$119	$119

KeyCorp Reports Second Quarter 2005 Earnings
July 19, 2005

Noninterest Expense

(dollars in millions)

	Three months ended				Six months ended
	6-30-05	3-31-05		6-30-04	6-30-05	6-30-04
Personnel [a]	$386	$390		$371	$776	$744
Net occupancy	55	91	[b]	61	146	119
Computer processing	50	51		48	101	92
Equipment	28	28		30	56	61
Professional fees	30	28		29	58	54
Marketing	34	25		30	59	53
Other expense:
Operating lease expense	40	38		38	78	76
Postage and delivery	12	13		13	25	26
Telecommunications	8	7		7	15	14
Franchise and business taxes	9	8		9	17	8
OREO expense, net	2	2		7	4	11
Miscellaneous expense	99	88		74	187	156

Total other expense	170	156		148	326	291

Total noninterest expense	$753	$769		$717	$1,522	$1,414

Average full-time equivalent employees	19,429	19,571		19,514	19,534	19,548

(a)	Additional detail provided in table below.

(b)	Includes a charge of $30 million to adjust the accounting for rental expense associated with operating leases from an escalating to a straight-line basis.

Personnel Expense

(in millions)

	Three months ended			Six months ended
	6-30-05	3-31-05	6-30-04	6-30-05	6-30-04
Salaries	$218	$218	$210	$436	$419
Incentive compensation	92	80	92	172	177
Employee benefits	65	75	59	140	130
Stock-based compensation	9	11	8	20	15
Severance	2	6	2	8	3

Total personnel expense	$386	$390	$371	$776	$744

KeyCorp Reports Second Quarter 2005 Earnings
July 19, 2005

Loan Composition

(dollars in millions)

				Percent change 6-30-05 vs.
	6-30-05	3-31-05	6-30-04	3-31-05	6-30-04
Commercial, financial and agricultural	$19,849	$19,852	$17,721	—	12.0%
Commercial real estate:
Commercial mortgage	7,999	7,696	6,312	3.9%	26.7
Construction	6,239	5,836	4,863	6.9	28.3

Total commercial real estate loans	14,238	13,532	11,175	5.2	27.4
Commercial lease financing	10,113	10,048	8,166	.6	23.8

Total commercial loans	44,200	43,432	37,062	1.8	19.3
Real estate — residential mortgage	1,449	1,474	1,542	(1.7)	(6.0)
Home equity	13,921	13,936	14,753	(.1)	(5.6)
Consumer — direct	1,797	1,859	2,074	(3.3)	(13.4)
Consumer — indirect:
Automobile lease financing	43	64	170	(32.8)	(74.7)
Automobile loans	—	—	1,910	N/M	(100.0)
Marine	2,665	2,641	2,640	.9	.9
Other	615	612	598	.5	2.8

Total consumer — indirect loans	3,323	3,317	5,318	.2	(37.5)

Total consumer loans	20,490	20,586	23,687	(.5)	(13.5)
Loans held for sale:
Real estate — commercial mortgage	519	248	369	109.3	40.7
Real estate — residential mortgage	23	22	22	4.5	4.5
Home equity	1	1	13	—	(92.3)
Education	2,586	2,514	2,237	2.9	15.6
Automobile	145	746	—	(80.6)	N/M

Total loans held for sale	3,274	3,531	2,641	(7.3)	24.0

Total loans	$67,964	$67,549	$63,390	.6%	7.2%

N/M = Not Meaningful

KeyCorp Reports Second Quarter 2005 Earnings
July 19, 2005

Summary of Loan Loss Experience

(dollars in millions)

	Three months ended			Six months ended
	6-30-05	3-31-05	6-30-04	6-30-05	6-30-04
Average loans outstanding during the period	$67,660	$68,059	$62,484	$67,858	$62,347

Allowance for loan losses at beginning of period	$1,128	$1,138	$1,306	$1,138	$1,406
Loans charged off:
Commercial, financial and agricultural	20	25	43	45	95

Real estate – commercial mortgage	9	3	10	12	18
Real estate – construction	—	5	5	5	5

Total commercial real estate loans	9	8	15	17	23
Commercial lease financing	13	12	15	25	25

Total commercial loans	42	45	73	87	143
Real estate – residential mortgage	1	2	4	3	6
Home equity	7	6	11	13	28
Consumer – direct	10	8	11	18	23
Consumer – indirect lease financing	1	1	2	2	5
Consumer – indirect other	14	16	47	30	92

Total consumer loans	33	33	75	66	154

	75	78	148	153	297

Recoveries:
Commercial, financial and agricultural	5	5	13	10	26

Real estate – commercial mortgage	—	1	1	1	2
Real estate – construction	2	—	4	2	4

Total commercial real estate loans	2	1	5	3	6
Commercial lease financing	10	10	4	20	7

Total commercial loans	17	16	22	33	39
Real estate – residential mortgage	1	—	1	1	1
Home equity	2	1	1	3	2
Consumer – direct	2	2	2	4	4
Consumer – indirect lease financing	—	1	1	1	2
Consumer – indirect other	5	4	17	9	34

Total consumer loans	10	8	22	18	43

	27	24	44	51	82

Net loans charged off	(48)	(54)	(104)	(102)	(215)
Provision for loan losses	20	44	74	64	155
Reclassification of allowance for credit losses on lending-related commitments [a]	—	—	—	—	(70)

Allowance for loan losses at end of period	$1,100	$1,128	$1,276	$1,100	$1,276

Net loan charge-offs to average loans	.29%	.32%	.67%	.31%	.69%
Allowance for loan losses to period-end loans	1.62	1.67	2.01	1.62	2.01
Allowance for loan losses to nonperforming loans	375.43	369.84	281.06	375.43	281.06

(a) Included in accrued expenses and other liabilities on the consolidated balance sheet.

KeyCorp Reports Second Quarter 2005 Earnings
July 19, 2005

Summary of Nonperforming Assets and Past Due Loans
(dollars in millions)

	6-30-05	3-31-05	12-31-04	9-30-04	6-30-04
Commercial, financial and agricultural	$61	$51	$43	$61	$114

Real estate — commercial mortgage	33	36	31	49	61
Real estate — construction	3	5	20	1	1

Total commercial real estate loans	36	41	51	50	62
Commercial lease financing	73	75	84	74	59

Total commercial loans	170	167	178	185	235
Real estate — residential mortgage	38	43	39	36	38
Home equity	74	76	80	149	151
Consumer — direct	4	3	3	4	13
Consumer — indirect lease financing	1	5	1	1	2
Consumer — indirect other	6	11	15	15	15

Total consumer loans	123	138	138	205	219

Total nonperforming loans	293	305	316	390	454

OREO	33	58	53	60	71
Allowance for OREO losses	(2)	(4)	(4)	(5)	(8)

OREO, net of allowance	31	54	49	55	63

Other nonperforming assets	14	12	14	15	23

Total nonperforming assets	$338	$371	$379	$460	$540

Accruing loans past due 90 days or more	$74	$79	$122	$139	$114
Accruing loans past due 30 through 89 days	475	495	491	602	622
Nonperforming loans to period-end loans	.43%	.45%	.47%	.61%	.72%
Nonperforming assets to period-end loans plus OREO and other nonperforming assets	.50	.55	.56	.71	.85

Summary of Changes in Nonperforming Loans
(in millions)

	2Q05	1Q05	4Q04	3Q04	2Q04
Balance at beginning of period	$305	$316	$390	$454	$587
Loans placed on nonaccrual status	53	69	95	94	68
Charge-offs	(48)	(54)	(91)	(76)	(104)
Loans acquired (sold), net	—	(5)	(66)	(35)	(33)
Payments	(13)	(9)	(11)	(32)	(62)
Transfers to OREO	(4)	(12)	—	—	—
Loans returned to accrual status	—	—	(1)	(15)	(2)

Balance at end of period	$293	$305	$316	$390	$454

KeyCorp Reports Second Quarter 2005 Earnings
July 19, 2005

Line of Business Results
(dollars in millions)

Consumer Banking

						Percent change 2Q05 vs.
	2Q05	1Q05	4Q04	3Q04	2Q04	1Q05	2Q04
Summary of operations
Total revenue (TE)	$706	$728	$690	$723	$690	(3.0)%	2.3%
Provision for loan losses	22	48	9	52	49	(54.2)	(55.1)
Noninterest expense	484	477	553	470	475	1.5	1.9
Net income	125	127	59	126	104	(1.6)	20.2
Average loans	32,105	33,354	34,065	33,821	33,813	(3.7)	(5.1)
Average deposits	41,567	41,063	40,925	40,034	39,305	1.2	5.8
Net loan charge-offs	32	39	118	53	64	(17.9)	(50.0)
Return on average allocated equity	20.76%	20.53%	9.15%	20.42%	16.99%	N/A	N/A
Average full-time equivalent employees	9,976	10,140	10,392	10,508	10,415	(1.6)	(4.2)

Supplementary information (lines of business)
Community Banking
Total revenue (TE)	$566	$556	$581	$550	$547	1.8%	3.5%
Provision for loan losses	18	20	21	28	25	(10.0)	(28.0)
Noninterest expense	392	399	405	386	391	(1.8)	.3
Net income	97	86	97	85	82	12.8	18.3
Average loans	19,791	19,935	20,114	19,681	19,487	(.7)	1.6
Average deposits	41,128	40,661	40,518	39,623	38,940	1.1	5.6
Net loan charge-offs	21	25	23	28	27	(16.0)	(22.2)
Return on average allocated equity	25.36%	22.75%	25.03%	23.73%	23.51%	N/A	N/A
Average full-time equivalent employees	8,438	8,520	8,754	8,914	8,833	(1.0)	(4.5)

Consumer Finance
Total revenue (TE)	$140	$172	$109	$173	$143	(18.6)%	(2.1)%
Provision for loan losses	4	28	(12)	24	24	(85.7)	(83.3)
Noninterest expense	92	78	148	84	84	17.9	9.5
Net income	28	41	(38)	41	22	(31.7)	27.3
Average loans	12,314	13,419	13,951	14,140	14,326	(8.2)	(14.0)
Average deposits	439	402	407	411	365	9.2	20.3
Net loan charge-offs	11	14	95	25	37	(21.4)	(70.3)
Return on average allocated equity	12.81%	17.01%	(14.47)%	15.83%	8.29%	N/A	N/A
Average full-time equivalent employees	1,538	1,620	1,638	1,594	1,582	(5.1)	(2.8)

KeyCorp Reports Second Quarter 2005 Earnings
July 19, 2005

Line of Business Results (continued)
(dollars in millions)

Corporate and Investment Banking

						Percent change 2Q05 vs.
	2Q05	1Q05	4Q04	3Q04	2Q04	1Q05	2Q04
Summary of operations
Total revenue (TE)	$523	$489	$515	$456	$453	7.0%	15.5%
Provision for loan losses	(2)	(4)	(30)	(1)	25	50.0	N/M
Noninterest expense	274	252	267	259	240	8.7	14.2
Net income	157	150	175	124	118	4.7	33.1
Average loans	34,943	34,170	31,308	29,237	28,012	2.3	24.7
Average deposits	9,691	8,781	8,793	7,800	7,867	10.4	23.2
Net loan charge-offs	16	15	22	23	40	6.7	(60.0)
Return on average allocated equity	17.87%	17.26%	21.45%	15.55%	14.95%	N/A	N/A
Average full-time equivalent employees	3,250	3,302	3,028	2,875	2,828	(1.6)	14.9

Supplementary information (lines of business)
Corporate Banking
Total revenue (TE)	$258	$259	$272	$255	$262	(.4)%	(1.5)%
Provision for loan losses	(6)	(5)	(32)	(7)	25	(20.0)	N/M
Noninterest expense	144	133	159	149	141	8.3	2.1
Net income	75	81	91	71	60	(7.4)	25.0
Average loans	15,089	15,100	13,872	13,703	13,150	(.1)	14.7
Average deposits	7,952	7,256	7,266	6,421	6,651	9.6	19.6
Net loan charge-offs	11	10	12	13	36	10.0	(69.4)
Return on average allocated equity	17.75%	19.33%	21.14%	16.37%	13.73%	N/A	N/A
Average full-time equivalent employees	1,513	1,527	1,558	1,555	1,523	(.9)	(.7)

KeyBank Real Estate Capital
Total revenue (TE)	$139	$104	$133	$103	$91	33.7%	52.7%
Provision for loan losses	(7)	5	(4)	—	(4)	N/M	(75.0)
Noninterest expense	55	46	50	45	43	19.6	27.9
Net income	57	33	55	36	33	72.7	72.7
Average loans	10,962	10,119	9,570	8,286	7,752	8.3	41.4
Average deposits	1,728	1,514	1,520	1,366	1,202	14.1	43.8
Net loan charge-offs (recoveries)	3	4	2	3	(1)	(25.0)	N/M
Return on average allocated equity	21.33%	12.48%	21.60%	15.32%	14.49%	N/A	N/A
Average full-time equivalent employees	774	758	702	678	673	2.1	15.0

Key Equipment Finance
Total revenue (TE)	$126	$126	$110	$98	$100	—	26.0%
Provision for loan losses	11	(4)	6	6	4	N/M	175.0
Noninterest expense	75	73	58	65	56	2.7%	33.9
Net income	25	36	29	17	25	(30.6)	—
Average loans	8,892	8,951	7,866	7,248	7,110	(.7)	25.1
Average deposits	11	11	7	13	14	—	(21.4)
Net loan charge-offs	2	1	8	7	5	100.0	(60.0)
Return on average allocated equity	13.23%	19.36%	22.19%	13.21%	20.03%	N/A	N/A
Average full-time equivalent employees	963	1,017	768	642	632	(5.3)	52.4

TE = Taxable Equivalent
N/A = Not Applicable
N/M = Not Meaningful